Exhibit 10.8

Dated the 20th day of May 2022

ATIF Holdings Limited

and

Pishan Chi

Sales and Purchase Agreement

regarding

ATIF Limited

THIS AGREEMENT is made on the 20th day of May, 2022

BETWEEN:-

(1)	ATIF Holdings Limited, a company incorporated with limited liability under the laws of the British Virgin Islands, whose registered address is at 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola VG1110, British Virgin Islands (the “Seller”); and

(2)	Pishan Chi, 23A D−SOUTH, TAINING GARDEN, 3303 AIGUO ROAD, LUOHU 518000, CHINA (the “Buyer”).

WHEREAS:-

(A)	The Seller is the sole shareholder of ATIF Limited (the “Target’). The Target is a Hong Kong limited company, and its certificate of formation is attached in Attachment 1.

(B)	The Buyer desires to purchase the Target from the Seller, and the Seller desires to sell the Target to the Buyer, on the terms and conditions hereinafter contained.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

In this Agreement, unless otherwise expressed or required by the context, the following words and expressions shall have the following meanings set opposite thereto:

“Completion”	means completion of the transaction as specified in Clause 4;

“Completion Date”	means the date of equity exchange procedures completed;
“Consideration”	means the sum payable by the Buyer to the Seller for the purchase of the Target as set out in Clause 3;
“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China;
“US$”	means US dollars, the lawful currency of the United States;

2.	SALES AND PURCHASE OF THE TARGET

Subject to the terms and conditions of this Agreement, the Seller shall sell the Target as its legal and sole shareholder, and the Buyer shall purchase the Target, together with all rights and liabilities attached or accrued thereto (the “Transaction”).

3.	CONSIDERATION

The Parties hereby agreed the consideration for the Transaction shall be US$0 (“Consideration”). The Buyer shall pay the Consideration to the Seller in cash (or such other manner as agreed between the Seller and the Buyer).

4.	COMPLETION

Completion shall take place on the Completion Date. The Buyer shall be responsible to update all applicable regulatory records and registration as required, and the Seller agreed to provide assistant upon the request from the Buyer.

5.	INDEMNIFICATION OF SELLER BY BUYER

Buyer shall defend, indemnify and hold Seller harmless from and against any and all Losses arising out of:

(i)	any and all inaccurate representations and any and all breaches of covenants, agreements and certifications made by or on behalf of Buyer in this Agreement or in any document delivered by Buyer at Closing;

(ii)	all debts, liabilities and obligations of Seller incurred in or arising out of the operation of the business and/or the acquired assets (if any) at the direction of the Buyer after the Completion, including, without limitation, all obligations and liabilities which arise or accrue in the operation of the business or from the acquired assets (if any) at the direction of the Buyer after the Completion and all obligations and liabilities for taxes in connection with the transfer of any or all of the acquired assets (if any) after the Completion.

6.	CONFIDENTIALITY

Save and except by operation of law, or order by court of any jurisdiction or the relevant government authority or with the prior written consent of the Parties to this Agreement, either Party in this Agreement may not disclose to any third party (save and except its professional representative, advisor or other person required by law) any information and content of this Agreement, or any documents, information, data, technical secret or business confidential information that one Party obtained from the other Party in respect of the Company or any person(s).

7.	WARRANTIES AND UNDERTAKING

7.1	The Seller hereby warrants to the Buyer that the matters set forth below are true, accurate and not misleading as of the date of this Agreement and upon Completion remains to be true, accurate and not misleading:

7.1.1	When executed and delivered by both Parties, the Agreement constitutes valid and binding obligation of the Seller;

7.1.2	The Seller is duly organized, validly existing and in good standing under, and by virtue of, the laws of the place of its incorporation and has the legal right to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted;

7.1.3	The Seller has all the power to enter into and executed this Agreement and other agreement anticipated to be completed and the transaction contemplated by this Agreement, and to perform its obligations under this Agreement;

7.1.4	The Seller has the right to dispose of the Target and is the exclusive legal and beneficial owner of the Target, and has the absolute right to sell the Target;

7.1.5	The execution of this Agreement or to comply with the obligation under this Agreement will not result in any violation, breach of default of any term or provision of any mortgage, indenture, contract to which the Seller is a party of by which it may be bound, or of any provision of any judgment, decree, order, statue, rule or regulation applicable to or binding upon it;

7.2	The Buyer hereby warrants to the Seller that the matters set forth below are true, accurate and not misleading as of the date of this Agreement and upon Completion remains to be true, accurate and not misleading:

7.2.1	When executed and delivered by both Parties, the Agreement constitutes valid and binding obligation of the Buyer;

7.2.2	The Buyer is duly organized, validly existing and in good standing under, and by virtue of, the laws of the place of its incorporation or established and has the legal right to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted;

7.2.3	The Buyer has all the power to enter into and executed this Agreement and other agreement anticipated to be completed and the transaction contemplated by this Agreement, and to perform its obligations under this Agreement; and

7.2.4	Save and except the representations set out in this Agreement, the Seller has not given any other representations and warranties to the Buyer, and the Buyer has not relied on any other representations and warranties given by the Seller (whether express or implied) as a reliance to enter into this Agreement.

8.	GENERAL

8.1	Each Party shall bear its own legal and out of pocket expenses incurred in relation to the preparation, negotiation and execution of this Agreement and all ancillary documents.

8.2	This Agreement shall be binding upon and enure for the benefit of the successors. None of the Parties shall assign or transfer the benefits, rights and obligations under this Agreement. The Seller shall not transfer the right and obligations under this Agreement to any third party without the prior written consent of the Buyer and the Buyer also shall not transfer the right and obligations under this Agreement to any third party without the prior written consent of the Seller.

8.3	The terms of this Agreement, or any agreement relating to this Agreement, shall not be deemed to constitute a partnership or agency relationship between the Parties to this Agreement.

8.4	No failure of a Party to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

8.5	If any provision or part of a provision of this Agreement shall be, or be found to be invalid or unenforceable, such invalidity or enforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

8.6	This Agreement constitutes the whole agreement between the Parties relating to the subject matter of this Agreement and supersedes any previous agreements or arrangements (if any) between them relating to the subject matter hereof.

8.7	Any variations and supplements to this Agreement shall be made in writing and shall be effective after the execution by all Parties to this Agreement.

8.8	This Agreement may be executed in one or more counterparts, and each such counterpart shall constitute any original of this Agreement, and all the counterparts shall together constitute one and the same instrument.

9.	JURISDICTION AND ARBITRATION

9.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any dispute, disagreement or claim arising out of or in connection with this Agreement shall be settled in accordance with the laws of the Hong Kong Special Administrative Region in accordance with the Arbitration Rules of the Hong Kong Mediation and Arbitration Centre. The place of arbitration is Hong Kong. The number of arbitrators is one. The arbitration language shall be English.

10.	NOTICES

10.1	Any notice or other communication shall be deemed to have been served or delivered at the time specified below if sent to the address set out in Clause 10.2: (A) if given or made by personally delivery, upon delivery to the relevant address; (B) by post forty-eight (48) hours after being put in the post in Hong Kong properly addressed to an address in Hong Kong with pre-paid postage; or (C) by international carrier by forty-eight (48) hours after being sent to an international carrier properly addressed for urgent delivery; or (D) by E-mail upon actual receipt by the recipient in readable form.

10.2	The following shall be used for communication and serving notices:

Seller:

Address: 25391 Commercentre Drive, Ste 200, Lake Forest, CA 92630-8880

Contact Person: Liu Jun

Email：steven@atifus.com

Buyer:

Address: 23A D−SOUTH, TAINING GARDEN, 3303 AIGUO ROAD,

LUOHU 518000, CHINA

Contact Person: Pishan Chi

Email：loneliness44@qq.com

IN WITNESS WHEREOF this Agreement has been executed by the Parties on the day and year first above written.

The Buyer

Pishan Chi	)
)
In the presence of:	)
)

The Seller

Signed by Liu Jun
For and on behalf of
ATIF Holdings Limited	)
)
In the presence of:	)
)

Attachment 1

Certificate of Formation